Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Anthony J. Labozzetta, President and Chief Executive Officer, and Adriano M. Duarte, Executive Vice President and Chief Financial Officer of Provident Financial Services, Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended June 30, 2026 and that to the best of his knowledge:
(1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and
(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date:	August 7, 2026	/s/ Anthony J. Labozzetta
Anthony J. Labozzetta
President and Chief Executive Officer

Date:	August 7, 2026	/s/ Adriano M. Duarte
Adriano M. Duarte
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.